Exhibit j

                          Independent Auditors' Consent

The Board of Directors
American Fidelity Dual Strategy Fund, Inc.:

We consent to the use of our report included herein, the reference to our firm under the heading "Financial Highlights" in the Prospectus, and the reference to our firm under the heading "Custodian, Independent Accountants and Counsel" in the Statement of Additional Information.

                                   /s/ KPMG LLP

Oklahoma City, Oklahoma
April 30, 2002
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